SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2012

Cigna Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-08323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

ITEM 8.01 OTHER EVENTS

Cigna Corporation is a holding company and is not an insurance company.  Its subsidiaries conduct various businesses described in its Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”).  As used in this document, “Cigna” or “the Company” may refer to Cigna Corporation itself, one or more of its subsidiaries, or Cigna Corporation and its consolidated subsidiaries.  The Company  is filing this Current Report on Form 8-K (“Form 8-K”) to update its 2011 Form 10-K for the changes noted below.

Except for matters described below, no other information in the 2011 Form 10-K is being updated in this Form 8-K for events or developments that occurred subsequent to the filing of the 2011 Form 10-K on February 23, 2012.

This document should be read in conjunction with and as a supplement to information contained in the 2011 Form 10-K (except for items updated herein). For significant developments since the filing of the 2011 Form 10-K on February 23, 2012, refer to Cigna’s subsequent 2012 Quarterly Reports on Form 10-Q and other relevant Securities and Exchange Commission filings.

Change in Accounting for Deferred Policy Acquisition Costs

Effective January 1, 2012, the Company adopted the Financial Accounting Standards Board’s (“FASB”) amended guidance (ASU 2010-26) on accounting for costs to acquire or renew insurance contracts via retrospective adjustment of prior periods.  This guidance requires certain sales compensation and telemarketing costs related to unsuccessful efforts and any indirect costs of contract acquisition to be expensed as incurred.  The Company’s deferred acquisition costs arise from sales and renewal activities primarily in its International segment.

The effect on the Company’s shareholders’ equity, shareholders’ net income, and shareholders’ net income per share is summarized below.

At December 31,
(Dollars in millions, except per share amounts)	2011	2010	2009	2008	2007
Shareholders’ equity
As previously reported	$8,344	$6,645	$5,417	$3,592	$4,748
Effect of amended accounting guidance	(350)	(289)	(219)	(200)	(181)
As currently reported	$7,994	$6,356	$5,198	$3,392	$4,567

Shareholders’ equity per share
As previously reported	$29.22	$24.44	$19.75	$13.25	$16.98
Effect of amended accounting guidance	(1.22)	(1.06)	(0.80)	(0.74)	(0.65)
As currently reported	$28.00	$23.38	$18.95	$12.51	$16.33

Years Ended December 31,
(Dollars in millions, except per share amounts)	2011	2010	2009	2008	2007
Segment earnings - International
As previously reported	$286	$243	$183	$182	$176
Effect of amended accounting guidance	(67)	(66)	(10)	(35)	(38)
As currently reported	$219	$177	$173	$147	$138

Shareholders’ income from continuing operations
As previously reported	$1,327	$1,345	$1,301	$288	$1,120
Effect of amended accounting guidance	(67)	(66)	(10)	(35)	(38)
As currently reported	$1,260	$1,279	$1,291	$253	$1,082

Shareholders’ income from continuing operations per share
Basic
As previously reported	$4.90	$4.93	$4.75	$1.04	$3.91
Effect of amended accounting guidance	(0.25)	(0.24)	(0.04)	(0.13)	(0.13)
As currently reported	$4.65	$4.69	$4.71	$0.91	$3.78

Diluted
As previously reported	$4.84	$4.89	$4.73	$1.03	$3.86
Effect of amended accounting guidance	(0.25)	(0.24)	(0.04)	(0.12)	(0.13)
As currently reported	$4.59	$4.65	$4.69	$0.91	$3.73

Implementation of this amended guidance does not have an impact on the underlying economic value, or cash flows of Cigna’s businesses, or on Cigna’s liquidity or the statutory surplus of its insurance subsidiaries.

Presentation of Comprehensive Income

Effective January 1, 2012, the Company also adopted the FASB’s amended guidance (ASU 2011-05) that requires presenting net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive statements.  This amended guidance is required to be adopted retrospectively for all periods presented.   The adoption of this amended accounting guidance resulted in providing a separate statement of comprehensive income, but did not have any effect on Cigna’s consolidated financial condition, results of operation or cash flows.

Exhibits

Exhibits filed with this Form 8-K and incorporated in this Item 8.01 by reference revise the following sections in the 2011 Form 10-K for all applicable periods presented:

Exhibit 12 —	Computation of Ratios of Earnings to Fixed Charges

Exhibit 99.1 —	Item 6. Selected Financial Data

Exhibit 99.2 —	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Exhibit 99.3 —	Item 8. Financial Statements and Supplementary Data, and Item 15. Financial Statement Schedules

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

12	Computation of Ratios of Earnings to Fixed Charges updated for the adoption of the amended accounting guidance for deferred policy acquisition costs.
23	Consent of PricewaterhouseCoopers LLP.
99.1	Selected Financial Data updated for the adoption of the amended accounting guidance for deferred policy acquisition costs.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations updated for the adoption of the amended accounting guidance for deferred policy acquisition costs.
99.3	Financial Statements and Supplementary Data updated for the adoption of the amended accounting guidance for deferred policy acquisition costs and the presentation of comprehensive income.
101

Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheet as of December 31, 2011 and December 31, 2010, (ii) the Consolidated Statement of Operations for the years ended December 31, 2011, 2010 and 2009 (iii) the Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2011, 2010 and 2009 (iv) the Consolidated Statement of Cash Flows for the years ended December 31, 2011, 2010 and 2009 (v) the Consolidated Statement of Comprehensive Income (Loss) for the years ended December 31, 2011, 2010 and 2009 and (vi) the Notes to the Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: August 8 , 2012	By:	/s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Executive Vice President
and Chief Financial Officer